                                                                   Exhibit 10.R.



                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated the 30th day of September, 1993, as amended January 1, 2001, by and between PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA and DREYFUS VARIABLE INVESTMENT FUND, and THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. ("Agreement") is hereby amended as of May 1, 2002, to add "DREYFUS INVESTMENT PORTFOLIOS" as a party to the Agreement and as follows:

(1) Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

(2)    Section 1.5 is deleted in its entirety and replaced with the following
       Section 1.5:

       1.5 "Contract" shall mean either a variable annuity contract or a variable life insurance policy that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are "Participants."

(3)    Section 1.11 is deleted in its entirety and replaced with the following
       Section 1.11:

       1.11 "Separate Account" shall mean the separate accounts of the Insurance Company listed on Exhibit B attached hereto, all of which are established by Insurance Company in accordance with the laws of the State of Delaware.

(4)    Section 2.1 is deleted in its entirety and replaced with the following
       Section 2.1:

       2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Delaware Insurance Code for the purpose of offering to the public certain individual variable life insurance policies or variable annuity contracts; and (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts.

(5)    Section 12.1 is deleted in its entirety and replaced with the following
       Section 12.1:

       12.1. Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

              Insurance Company:  Providentmutual Life and Annuity Company
                                    of America
                                  Attention: Law Department
                                  1000 Chesterbrook Boulevard
                                  Berwyn, PA 19312-1181

              Fund:               Dreyfus Variable Investment Fund
                                  Attention: General Counsel
                                  200 Park Avenue
                                  New York, NY  10166
              with copies to:     Stroock & Stroock & Lavan
                                  Attention:  Lewis G. Cole, Esq.,
                                              Stuart H. Coleman, Esq.
                                  7 Hanover Square
                                  New York, NY 10004-2696

              Notice shall be deemed to be given on the date of receipt by the addressee as evidenced by the return receipt.

(6) A new Exhibit B is added to the Agreement and includes the name of each separate account and a list of products in which Dreyfus portfolios are offered.

       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                            PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA

                            By: /s/Alan F. Hinkle
                                ---------------------------------------------
                                     Alan F. Hinkle
                            Title:   Vice President and Actuary


                            DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


                            By:    /s/ Steven F. Newman
                                   ------------------------------------------
                                   Steven F. Newman
                            Title: Secretary



                            DREYFUS VARIABLE INVESTMENT FUND


                            By:    /s/ Steven F. Newman
                                   ------------------------------------------
                                   Steven F. Newman
                            Title: Assistant Secretary



                            DREYFUS INVESTMENT PORTFOLIOS


                            By:    /s/ Steven F. Newman
                                   ------------------------------------------
                                   Steven F. Newman
                            Title: Secretary

                            Date: May 1, 2002

                                    EXHIBIT A


Dreyfus Variable Investment Fund
       Growth and Income Portfolio - Initial Shares
       Appreciation Portfolio - Initial Shares

The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares

Dreyfus Investment Portfolios
        Small Cap Stock Index Portfolio - Service Shares

                                    EXHIBIT B

                                                                 Products
                                                                 --------
                                                                                1933 Act
Name of Separate Account                       Marketing Name               Registration No.
------------------------                       --------------               ----------------
Providentmutual Variable Life             Options VLI                          33-83138
Separate Account (1940 Act                Options Premier VLI                  333-67775
Registration Number 811-8722)             Survivor Options Premier VLI         333-82611
                                          Survivor Options VLI                 33-10321



The Providentmutual Variable Annuity
Separate Account (1940 Act
Registration Number 811-6484)             VIP Extra Credit VA                  333-88163
                                          VIP/2 VA                             33-65512